EXHIBIT 99.1

DAVITA HEALTHCARE PARTNERS INC.

2000 16th Street

Denver, CO 80202

May 7, 2013

Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, NE 68131

Ladies and Gentlemen:

DaVita HealthCare Partners (the “Company”) understands that Berkshire Hathaway Inc. and its Affiliates (collectively, “Investor”) may desire to increase their beneficial ownership of the Company’s common stock, par value $0.001 per share (the “Common Stock”). At the Company’s request, Investor is entering into this letter agreement (the “Agreement”). For purposes of this Agreement, “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 1. Proposals.

(a) For any period (the “Standstill Period”) during which Investor beneficially owns (in each case as used in this Agreement, within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder) 15% or more of the then-outstanding Common Stock, Investor shall not, directly or indirectly, (i) call, or seek to call, a meeting of the stockholders of the Company, (ii) submit any stockholder proposal (pursuant to Rule 14a-8 promulgated under the Exchange Act, or otherwise) to seek representation on the Company’s Board of Directors (the “Board”), or any other proposal to be considered by the stockholders of the Company, nor publicly recommend that any other stockholder vote in favor of, or otherwise publicly comment favorably about, or solicit votes or proxies for, any such proposal submitted by another stockholder of the Company, (iii) otherwise seek to control or influence the management, Board or policies of the Company, or (iv) nominate any directors for election at any meeting of stockholders of the Company.

(b) During the Standstill Period, Investor shall cause, for any meeting of stockholders of the Company, all shares of voting stock of the Company owned by Investor as of the record date, to be present for quorum purposes.

(c) From and after the Investment Authority Date, Investor shall cause any Excess Shares to vote or consent on any matter in the same proportion as the votes or consents of shares of the voting stock of the Company voted or consented with respect to such matter (excluding shares with respect to which the votes were withheld, abstained or otherwise not cast) and not beneficially owned by Investor, whether at an annual or special meeting of stockholders of the Company, by written consent or otherwise. In furtherance of the foregoing, Investor shall deliver to the Company upon the Company’s written request, with respect to any Excess Shares, executed proxies naming the proxies appointed by the Company, so that the Company may vote such Excess Shares in the proportional manner described in this Section 1(c).

“Excess Shares” means any shares of voting stock of the Company beneficially owned by Investor in excess of 15% of the then-outstanding voting stock of the Company, and “Investment Authority Date” means the first date on which both (i) Warren E. Buffett is no longer Chief Executive Officer of Investor and (ii) R. Ted Weschler is no longer an investment manager of Investor.

Section 2. Standstill.

(a) Without the prior consent of the Company, Investor agrees that it shall not during the Standstill Period, directly or indirectly:

(i) make any statement or proposal to the Company (including, for the avoidance of doubt, the Board), or any of the Company’s stockholders regarding, or make any public announcement, proposal or offer (including any “solicitation” of “proxies” as such terms are defined or used in Regulation 14A of the Exchange Act) with respect to, or otherwise solicit or effect, or seek or offer or propose to effect (either directly or indirectly, publicly or otherwise), (1) any business combination, merger, tender offer, exchange offer or similar transaction involving the Company or any of its subsidiaries, (2) any restructuring, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, including without limitation any divestiture, break-up or spinoff, or (3) any acquisition of any of the Company’s or its subsidiary’s equity securities, or rights or options to acquire interests in the Company’s or its subsidiary’s equity securities;

(ii) instigate, encourage or assist any third party (including forming a “group” with any such third party) to do, or enter into any discussions or agreements with any third party with respect to, any of the actions set forth in clause (a) above;

(iii) acquire, offer to acquire, or agree to acquire, by purchase or otherwise, beneficial ownership of (1) any voting stock of the Company, (2) any securities convertible into, or exercisable or exchangeable for, shares of voting stock of the Company, or (3) any other security, including any cash settled option or other derivative security, that transfers some or all of the economic risks and/or benefits of ownership of voting stock of the Company to Investor;

(iv) deposit any shares of the voting stock of the Company in a voting trust or similar arrangement or subject any shares of voting stock of the Company to any voting agreement, pooling arrangement or similar arrangement; or

(v) take any action which would reasonably be expected to require the Company or any of its Affiliates to make a public announcement regarding any of the actions set forth in clause (a) above.

Notwithstanding the foregoing provisions of this Section 2, nothing in this Agreement shall restrict Investor from acquiring additional shares of Common Stock provided that Investor’s beneficial ownership does not exceed 25% of the Company’s then-outstanding Common Stock, nor shall anything in this Agreement restrict Investor from voting all shares of Common Stock owned by it other than any Excess Shares as it chooses on any action or transaction described in Section 2(a)(i)(1) or (2) proposed by a third party, without assistance, other than such voting, by Investor.

Section 3. Restrictions on Transfer. Investor agrees it will not directly or indirectly sell or otherwise transfer or dispose of shares of Common Stock beneficially owned by it (or write any cash settled option or other derivative security, that transfers some or all of the economic risks and/or benefits of ownership) in an amount greater than 5% of the Company’s then-outstanding shares of Common Stock to a third party in any single transaction. The foregoing restrictions on transfer may be waived with respect to any specific transfer by the prior approval of the Company.

Section 4. Termination. Notwithstanding any provision of this Agreement to the contrary, this Agreement, and all restrictions set forth herein, (i) shall automatically terminate and be of no further force and effect (without any further action on the part of any party hereto) if the Company enters into a definitive agreement with respect to, or publicly announces that it plans to enter into, a transaction involving all or a controlling portion of the Company’s equity securities or all or substantially all of the Company’s assets (whether by merger, consolidation, business combination, tender or exchange offer, recapitalization, restructuring, sale, equity issuance or otherwise), or (ii) shall terminate immediately upon delivery by Investor of written notice to the Company’s CEO if Investor at any time (subsequent to the date it first becomes a beneficial owner of more than 15% of the Company’s then-outstanding Common Stock) ceases to beneficially own more than 15% of the Company’s then-outstanding Common Stock.

Section 5. Remedies. Each party hereto hereby acknowledges and agrees that irreparable harm would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any state or federal court in the State of Delaware, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with such remedy are hereby waived.

Section 6. Amendment; Waiver. Except as hereafter provided, any provision of this Agreement may be amended or waived, if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by an authorized representative of each party hereto, or in the case of a waiver, by the party hereto against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Any approval or waiver of the Company hereunder shall be explicitly noted as such and shall be in writing or from the Chief Executive Officer.

Section 7. No Assignment or Benefit to Third Parties. This Agreement shall not be assignable by operation of law or otherwise by a party without the consent of the other party. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than Investor and the Company, any right or remedy under or by reason of this Agreement, and this Agreement is not enforceable by any other person.

Section 8. Entire Agreement. This Agreement, together with the annexes hereto, contain the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

Section 9. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to any conflict of laws provisions thereof. Each party hereto hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts in the State of Delaware and/or the courts of the United States of America located in the State of Delaware, for any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and agree not to commence any action, suit or proceeding related thereto except in such courts. Each party hereto hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the courts in the State of Delaware and/or the courts of the United States of America located in the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding in any such court has been brought in any inconvenient forum.

Section 10. Counterparts. This Agreement may be executed and delivered (including without limitation by facsimile or PDF signature) in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURES FOLLOW]

Sincerely,

DAVITA HEALTHCARE PARTNERS INC.

By:	/s/ Javier Rodriguez
Name:	Javier Rodriguez
Title:	President

Accepted and agreed as of the date first written above:

BERKSHIRE HATHAWAY INC.

By:	/s/ R. Ted Weschler
Name:	R. Ted Weschler
Title:	Authorized Signatory

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